UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

----------------------------------------------

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
----------------------------------------------

Date of Report (Date of earliest event reported): December 9, 2008

GULFMARK OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-22853
(Commission file number)

76-0526032
(I.R.S. Employer Identification No.)

10111 Richmond Avenue, Suite 340, Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

(713) 963-9522
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 9, 2008 the Company announced the resignation effective December 31, 2008 of the Company’s current Vice President – Accounting and Chief Accounting Officer, Carla S. Mashinski.

Mr. Samuel R. Rubio was appointed as the Vice President – Controller and Chief Accounting Officer effective immediately.  Mr. Rubio, 49, has been employed by the Company since May 2005 as Assistant Controller and since May 2007 as Controller.  For the five years immediately preceding that he was employed by Cemex, Inc., the third largest international producer of Portland Cement, as Controller – Back Office and Corporate Accounting Manager.  Effective with his promotion, Mr. Rubio’s salary was increased to $175,000 and his target bonus was increased to $70,000.  No other compensatory arrangements were made in connection with his appointment.  There is no arrangement or understanding between Mr. Rubio and any other person under which he was selected as an officer, and there is no family relationship between Mr. Rubio and any of the Company’s directors or executive officers.  There are not any transactions to which the Company was or is a participant in which Mr. Rubio has a material interest subject to dicsosuer uner Item 404(a) of Regulation S-K.

ITEM 7.01.	Regulation FD Disclosure

On December 9, 2008, the Company issued a press release disclosing the appointment of new officers.  The press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference as if fully set forth.

ITEM 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is filed with this report.

Exhibit No.	Descriptions
99.1	Press Release of GulfMark Offshore, Inc. dated December 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 12, 2008

GulfMark Offshore, Inc. (Registrant)
By:	/s/ Edward A. Guthrie
Executive Vice President & CFO